SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2015

Precious Investments, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-195306	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Electricity Drive, Windsor Ontario, Canada	N8W 5JL
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (226) 787-5278

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on October 1, 2015, we entered into a Memorandum of Understanding (“MOU”) with Gulf Peal Ltd. and goNumerical Ltd. (the “Consulting Firms”). The MOU is made an exhibit to our Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

On October 12, 2015, we amended the MOU and entered into an Amended Memorandum of Understanding (the “Amendment”) with the Consulting Firms to clarify the details about the percentage remuneration in the sale of tokens.

The section titled Remuneration is amended as follows:

“In addition, for the first 2,000,000 tokens sold, the Consulting Firms shall keep 15% of any proceeds of the BitGems crowdsale as commission. For the remaining tokens (the last three million tokens) the Consulting Firms shall keep 10% of any proceeds of the BitGems crowdsale as commission.”

The foregoing description off the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1, and incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment dated October 12, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ Natalya Hearn
Natalya Hearn
Chief Executive Officer

Date: October 13, 2015

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